SCHEDULE  14A  INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.    )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]

Check  the  appropriate  box:
[  ]     Preliminary  Proxy  Statement
[  ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X]     Definitive  Proxy  Statement
[  ]     Definitive  Additional  Materials
[  ]     Soliciting  Material  Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                  SUMMIT  FINANCIAL  CORPORATION
     (Name  of  Registrant  as  Specified  in  its  Charter)


     (Name  of  Person(s)  Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]     No  fee  required.
[  ]     Fee  computed  on  table  below  per Exchange Act Rules 14a-6(I)(1) and
0-11.
     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

[  ]     Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount  Previously  Paid:

     (2)  Form,  Schedule  or  Registration  No.:

     (3)  Filing  Party:

     (4)  Date  Filed:

                      SUMMIT  FINANCIAL  CORPORATION



March  21,  2002


Dear  Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Summit Financial Corporation. The meeting will be held at Thornblade Club, 1275 Thornblade Boulevard, Greer, South Carolina on Tuesday, April 23, 2002, at 10:00 a.m.

     The Notice of Annual Meeting and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as representatives of KPMG LLP, the Corporation's independent auditors, will be present to respond to appropriate questions from shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We  look  forward  to  seeing  you  at  the  meeting.


Sincerely,

 /s/  J.  Randolph  Potter


J.  Randolph  Potter
President  and  Chief  Executive  Officer

                         SUMMIT  FINANCIAL  CORPORATION
                             POST  OFFICE  BOX  1087
                         937  NORTH  PLEASANTBURG  DRIVE
                       GREENVILLE,  SOUTH  CAROLINA  29602
                              (864)  242-2265


                  NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS
                        TO  BE  HELD  APRIL  23,  2002

     The Annual Meeting of the shareholders of SUMMIT FINANCIAL CORPORATION will be held at Thornblade Club, 1275 Thornblade Boulevard, Greer, South Carolina on Tuesday, April 23, 2002, at 10:00 a.m. for the following purpose:

1)     To elect four directors to the Board of Directors of the Corporation; and

2)     To transact any other business that may properly come before the meeting.

     The Board of Directors is not aware of any other business to come before the meeting.

     Shareholders of record at the close of business on March 12, 2002 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE WHICH HAS BEEN PROVIDED SO THAT YOUR VOTE MAY BE RECORDED.

     Also enclosed is a copy of the Corporation's 2001 Annual Report to Shareholders.

     BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

       /s/  J.  Randolph  Potter


     J.  RANDOLPH  POTTER
     PRESIDENT  AND  CHIEF  EXECUTIVE  OFFICER


March  21,  2002
Greenville,  South  Carolina

                      SUMMIT FINANCIAL CORPORATION
                         POST  OFFICE  BOX  1087
                     937  NORTH  PLEASANTBURG  DRIVE
                   GREENVILLE,  SOUTH  CAROLINA  29602
                           (864)  242-2265


                           PROXY  STATEMENT
                ---------------------------------------
                   ANNUAL  MEETING  OF  SHAREHOLDERS
                   TO  BE  HELD  ON  APRIL  23,  2002
                ---------------------------------------
     This  Proxy  Statement  is furnished in connection with the solicitation of proxies by the Board of Directors of Summit Financial Corporation ("Summit Financial" , "the Corporation") to be used at the Annual Meeting of Shareholders of the Corporation. The Corporation is the parent holding company for Summit National Bank ("the Bank") and Freedom Finance Inc. ("the Finance Company"). The Annual Meeting will be held at Thornblade Club, 1275 Thornblade Boulevard, Greer, South Carolina, on Tuesday, April 23, 2002, at 10:00 a.m. The enclosed proxy is solicited BY AND ON BEHALF OF THE CORPORATION'S BOARD OF DIRECTORS. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about March 21, 2002.

                           VOTING AND PROXY PROCEDURE
                           --------------------------

WHO  CAN  VOTE  AT  THE  MEETING
     You are entitled to vote your Summit Financial Corporation common stock if the records of the Corporation showed that you held your shares as of the close of business on March 12, 2002. As of the close of business on that date, a total of 3,796,395 shares of Summit Financial Corporation common stock were outstanding. Each share of common stock has one vote on each matter to come before the meeting.

HOW  ARE  VOTES  COUNTED
     The Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because they do not have discretionary voting power with respect to that item and have not received voting instructions from the beneficial owner.

     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

HOW  YOU  CAN  VOTE
     You may vote your shares in person by attending the Annual Meeting or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If your Summit Financial common stock is held in "street name" (through a broker or other nominee), you will receive instructions from your broker or other nominee on how to vote your shares. Your broker may allow you to deliver your voting instructions via the telephone or the Internet.

ATTENDING  THE  MEETING
     If you are a beneficial owner of Summit Financial common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Summit Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee which holds your shares.

VOTING  BY  PROXY
     This Proxy Statement is being sent to you by the Board of Directors of Summit Financial for the purpose of requesting that you allow your shares of Summit Financial common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Summit Financial common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted "FOR" all nominees for Director.

     If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your Summit Financial common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Corporation does not know of any other matters to be presented at the meeting.

HOW  YOU  MAY  REVOKE  YOUR  PROXY  OR  CHANGE  YOUR  VOTE
     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of the Corporation in writing before your shares have been voted at the Annual Meeting, submit a later dated vote either by telephone, Internet or a later dated proxy, or attend the meeting, notify the Secretary and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.


                                 STOCK OWNERSHIP
                                 ---------------

The following table provides information as of March 12, 2002 with respect to persons known to the Corporation to be the beneficial owners of more than 5% of the Corporation's outstanding common stock. A person may be considered to beneficially own any share of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                             PERCENTAGE OF
                        NUMBER OF SHARES OF     COMPANY
                           COMMON STOCK      COMMON STOCK
NAME AND ADDRESS        BENEFICIALLY OWNED    OUTSTANDING
---------------------   -------------------   ------------

Ivan E. Block
210 League Road
Simpsonville, SC 29681              279,611           6.6%


     The following table sets forth the names and present occupations of the nominees for director of the Corporation, the directors continuing in office, and the named executive officers. It also sets forth the number of shares and percentage of outstanding shares of the Corporation's common stock beneficially owned, directly or indirectly, on March 12, 2002 by the nominees, continuing directors, and named executive officers individually, and by directors and named executive officers of the Corporation as a group. Refer also to the following section of this Proxy Statement for additional information about the nominees for director and continuing directors.


                                                                          Shares of Common Stock
                                                                            Beneficially Owned;
                                                                             Percentage of
                                     Principal Occupation;                 Company Common Stock
Name                               Positions with the Company                 Outstanding (1)
--------------------  ----------------------------------------------------  -------------------
                      NOMINEES FOR ELECTION AS DIRECTORS
                      FOR THREE YEAR TERMS EXPIRING IN 2005                                (2)
                      ----------------------------------------------------

John W. Houser . . .  President, Piedmont Management of                          97,816   2.3%   (3)
                      Fairforest, Inc.; Duncan, SC

Larry A. McKinney. .  President & CEO, ElDeCo, Inc.; Greenville, SC             121,142   2.9%   (3)

David C. Poole . . .  President, David C. Poole Co., Inc.; Greenville, SC       177,281   4.2%   (3)
                      Secretary, Summit Financial Corporation

James B. Schwiers. .  Executive Vice President & COO,                           150,326   3.5%   (4)
                      Summit National Bank; Greenville, SC

                      DIRECTORS CONTINUING IN OFFICE
                      TERMS EXPIRING IN 2003
                      ----------------------------------------------------
C. Vincent Brown . .  President, Brown, Massey, Evans, McLeod &
                      Haynsworth, Attorneys at Law, P.A.;                       178,449   4.2%   (5)
                      Greenville, SC
                      Chairman, Summit Financial Corporation

John A. Kuhne. . . .  Private Investor; Greenville, SC                           76,625   1.8%   (6)
                      Vice Chairman, Summit Financial Corporation

Allen H. McIntyre. .  President, ChemPro, Inc.; Spartanburg, SC                  13,310    *

J. Randolph Potter .  President & CEO, Summit Financial                         150,029   3.5%   (7)
                      Corporation; Greenville, SC

                      TERMS EXPIRING IN 2004
                      ----------------------------------------------------
James G. Bagnal, III  Regional President, Summit National Bank;                  28,491    *     (8)
                      Greenville, SC

Ivan E. Block. . . .  Chairman & CEO, Crown Metro, Inc.;                        279,611   6.6%   (3)
                      Greenville, SC

J. Earle Furman, Jr.  President, NAI Earle Furman, LLC;                          83,100   2.0%   (3)
                      Greenville, SC

T. Wayne McDonald. .  Physician, Highlands Center for Women;                     85,821   2.0%   (3)
                      Greenville, SC

                      NAMED EXECUTIVE OFFICERS (11)
                      ----------------------------------------------------
Blaise B. Bettendorf  Senior Vice President & CFO, Summit Financial             118,796   2.8%   (9)
                      Corporation; Greenville, SC

                      All Directors and named executive officers
                      as a group (13 persons)                                 1,560,797  36.6%  (10)


FOOTNOTES  TO  PRECEDING  TABLE:
*  -  Less than 1% beneficial ownership.
(1) - Pursuant to Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Corporation's common stock if he or she has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from March 12, 2002. The table includes certain shares owned by spouses, other immediate family members, closely-held corporations, shares held in retirement accounts for the benefit of the named individuals, and other forms of ownership, over which shares the named persons possess sole or shared voting and/or investment power.
(2) - Based on 3,796,395 shares of common stock of the Corporation outstanding and entitled to vote at the Annual Meeting, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising options.
(3) - Includes exercisable options to purchase 20,684 shares of common stock at from $3.98 - $5.33 granted under the 1995 Non-Employee Stock Option Plan.
(4) - Includes exercisable options to purchase 83,153 shares of common stock at from $3.98 - $5.88 granted under the Incentive Stock Option Plan and 11,108 vested shares in the Summit Financial Corporation 401K Plan for Mr. Schwiers.
(5) - Includes exercisable options to purchase 41,369 shares of common stock at from $3.98 - $5.33 granted under the 1995 Non-Employee Stock Option Plan.
(6) - Includes exercisable options to purchase 31,027 shares of common stock at from $3.98 - $5.33 granted under the 1995 Non-Employee Stock Option Plan.
(7) - Includes exercisable options to purchase 83,153 shares of common stock at from $3.98 - $5.88 granted under the Incentive Stock Option Plan and 675 vested shares in the Summit Financial Corporation 401K Plan for Mr. Potter. Does not include 1,620 shares held by a related party to which Mr. Potter disclaims beneficial ownership.
(8) - Includes exercisable options to purchase 11,025 shares of common stock at $8.62 granted under the Incentive Stock Option Plan.
(9) - Includes exercisable options to purchase 69,752 shares of common stock at from $3.98 - $5.88 granted under the Incentive Stock Option Plan and 1,501 vested shares in the Summit Financial Corporation 401K Plan for Ms. Bettendorf.
(10) - Includes 443,583 shares of common stock subject to stock options exercisable within 60 days from March 12, 2002 held by the Directors and the named executive officers of the Corporation as a group.
(11) - Under the Securities and Exchange Commission regulation, the term "named executive officers" is defined to include the "chief executive officer" regardless of compensation level, and the four most highly compensated executive officers (as defined), other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.


                       PROPOSAL 1 - ELECTION OF DIRECTORS
                       ----------------------------------

     As provided in the Corporation's Bylaws, the Board of Directors has fixed the number of directors at twelve. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Four directors have been nominated for election at the Annual Meeting to serve for a three-year term or until their respective successors have been elected and qualified. The nominees are John W. Houser, Larry A. McKinney, David C. Poole, and James B. Schwiers, all of whom are currently directors of the Corporation and Summit National Bank. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES.

     Information regarding each nominee's and continuing director's age, business experience, standing committees on which they serve, and how long each has been a director is provided below. Unless otherwise stated, each individual has held his current occupation for at least the last five years.

NOMINEES  FOR  ELECTION  AS  DIRECTORS  FOR  TERMS  EXPIRING  IN  2005

     JOHN W. HOUSER, age 58, is the president of Piedmont Management of Fairforest, Inc., a consulting firm. He is a partner in Piedmont Brokerage and Universal Packaging, which are involved in the manufacturing and sales of corrugated boxes. Mr. Houser serves on the Audit Committee and has been a director since 1989.

     LARRY A. MCKINNEY, age 60, is president and CEO of ElDeCo, Inc., an electrical contracting firm. Mr. McKinney serves on the Audit Committee and has been a director since 1993.

     DAVID C. POOLE, age 63, is president of David C. Poole Co., Inc., a dealer in synthetic fibers and polymers. Mr. Poole serves on the Executive Committee, is Secretary of the Corporation, and has been a director since 1989.

     JAMES B. SCHWIERS, age 43, is the executive vice president and chief operating officer of Summit National Bank. He has been a director since 2000.

DIRECTORS  CONTINUING  IN  OFFICE  WITH  TERMS  EXPIRING  IN  2003

     C. VINCENT BROWN, age 62, is an attorney and is president of Brown, Massey, Evans, McLeod and Haynsworth, Attorneys at Law, P.A., where he has practiced tax and corporate law for over 30 years. Mr. Brown is the Chairman of the Corporation and Summit National Bank, serves on the Executive Committee, and has been a director since 1989.

     JOHN A. KUHNE, age 58, served as the president of Belk-Simpson Co. Department Stores from 1983 until its sale in 1998. He is currently a private investor. Mr. Kuhne, Vice Chairman of the Corporation and Summit National Bank, serves on the Executive Committee and has been a director since 1989.

     ALLEN H. MCINTYRE, age 45, is president of ChemPro, Inc., a company in the consumer packaged goods industry. He serves on the Executive Committee and has been a director since 2000.

     J. RANDOLPH POTTER, age 55, is president and chief executive officer of the Corporation and its two subsidiaries, Summit National Bank, and Freedom Finance, Inc. Mr. Potter serves on the Executive Committee and has been a director since 1989.

DIRECTORS  CONTINUING  IN  OFFICE  WITH  TERMS  EXPIRING  IN  2004

     JAMES G. BAGNAL, III, age 57, joined Summit Financial Corporation as regional president of Summit National Bank during 2000. He served as regional president in Spartanburg, South Carolina for Regions Bank from 1998 to 2000 and president of Spartanburg National Bank in Spartanburg, South Carolina prior to 1998. Mr. Bagnal has been a director since 2000.

     IVAN E. BLOCK, age 56, is chairman and CEO of the Crown Metro, Inc. group of companies, which are engaged in the production and supply of fine organic chemicals and specialty wood and floor coatings. Mr. Block serves on the Audit Committee and has been a director since 1989.

     J. EARLE FURMAN, JR., age 54, is president of NAI Earle Furman, LLC, a commercial and industrial real estate brokerage firm which he formed in 1986. He has been a director since 1989.

     T. WAYNE MCDONALD, age 63, is a physician specializing in gynecology. He is currently associated with the Highlands Center for Women. Dr. McDonald serves on the Audit Committee and has been a director since 1989.

MEETINGS  AND  COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors of the Corporation and Summit National Bank conduct their business through meetings of the Boards and through their committees.
During the year ended December 31, 2001, the Board of Directors of the Corporation held four meetings and the Board of Summit National Bank held 12 meetings. In 2001, all directors of the Corporation attended more than 75% of the aggregate meetings of the Board and committees on which they served during this period.

     The Executive Committee of the Board of Directors, consisting of Directors Brown, Kuhne, Poole, Potter, Furman (through January 2002), and McIntyre (commencing in February 2002) generally meets monthly and met 11 times during 2001. The members of the Executive Committee are also members of the Executive Committee of Summit National Bank and their meetings are held jointly. The
Executive Committee, exclusive of Mr. Potter, serves as the Compensation Committee. In its capacity as Compensation Committee, the Executive Committee is responsible for approval of compensation arrangements of senior management, adoption of compensation plans, and granting options or other benefits under compensation plans.

     The Board of Directors of the Corporation has an Audit Committee which consists of Directors Houser, McIntyre and McDonald through December 2001, and added Directors Block and McKinney in January 2002. The Audit Committee oversees the scope of the Corporation's internal audit program, the independence of the outside accountants, the adequacy of the Corporation's systems of internal controls and procedures, and the adequacy of management's action with respect to recommendations arising from those auditing activities. The Audit Committee also oversees the Corporation's regulatory compliance. The functions of the Audit Committee include recommending the appointment of the Corporation's independent accountants, overseeing the Internal Auditor, and initiating and supervising examinations of the financial statements or activities of the Corporation. The members of the Audit Committee are also members of the Audit Committee of the Bank and customarily hold joint meetings of both Committees. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and other applicable requirements of the NASDAQ listing standards. The Audit Committee met three times during the year ended December 31, 2001. The Audit Committee's report is included later in this Proxy Statement.

     The Board has no standing nominating committee. The Board of Directors of the Corporation as a whole acts as a nominating committee for selecting the nominees for recommendation to the shareholders for election as directors. The Board of Directors met one time in its capacity as the nominating committee during the year ended December 31, 2001. The Corporation s Bylaws provide for shareholder nomination of directors.

DIRECTORS' COMPENSATION

     During 2001, members of the Board of Directors of Summit Financial, who are not officers of the Corporation or of its subsidiaries, received a fee of $1,000 for each board meeting attended, and $150 for each committee meeting attended, except for the Chairman and Vice Chairman who received two times and one-and-one-half times, respectively, the standard attendance fees. Total fees paid to Directors of Summit Financial Corporation during 2001 was $132,450. There were no stock options granted to Directors during 2001 under the 1995 Summit Financial Corporation Non-Employee Stock Option Plan.

                    EXECUTIVE  OFFICERS  AND  COMPENSATION
                   ----------------------------------------

     Set forth below are the names, ages, titles, and business experience of the executive officers of the Corporation and its subsidiaries.

     J. RANDOLPH POTTER, age 55, has been President and Chief Executive Officer of the Corporation since its incorporation in May 1989.

     JAMES B. SCHWIERS, age 43, was named Chief Operating Officer of Summit National Bank, a wholly-owned subsidiary of the Corporation in 1997. He has been Executive Vice President of Summit since March 1990.

     BLAISE B. BETTENDORF, age 39, is a certified public accountant and has been Senior Vice President/Chief Financial Officer and Assistant Secretary/Treasurer for the Corporation since February 1990.

     JAMES G. BAGNAL, III, age 57, has been Regional President of Summit National Bank since joining the Corporation in April 2000. He served as regional president in Spartanburg, South Carolina for Regions Bank from 1998 to 2000 and president of Spartanburg National Bank in Spartanburg, South Carolina for 10 years prior to 1998.

COMPENSATION  OF  EXECUTIVE  OFFICERS

     The following table sets forth, for the years ended December 31, 2001, 2000 and 1999, the cash compensation paid by the Corporation and its subsidiaries, as well as other compensation paid or accrued for each of these years, to the chief executive officer and to each of the other most highly compensated executive officers (collectively the "Named Executive Officers") for services rendered in all capacities to the Corporation and its subsidiaries. All compensation, including fringe benefits, is paid by Summit National Bank.


                                SUMMARY COMPENSATION TABLE
                            ------------------------------------
                                ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                            ---------------------------   ----------------------
                                                                       AWARDS
                                                  Other               ----------
                                                  Annual    AWARDS    Securities
                                                   Com-  ----------   Underlying
                                                  pensa-  Restricted    Options/  All  Other
Name and                                   Bonus   tion  Stock Awards   SARS      Compen-
Principal Position     Year   Salary ($)   ($) (1)  ($)    ($)(3)      (#)(5)     sation ($)
--------------------   ----  -----------   -------  ---    ----------   ------  ------------
J. Randolph Potter, .  2001  $   235,000   $23,000  (2)             -        -  $10,861 (6)
President/CEO . . . .  2000  $   220,000   $66,000  (2)    $22,240 (4)       -  $   10,861
                       1999  $   204,000   $61,000  (2)             -        -  $   10,461

James B. Schwiers,. .  2001  $   165,000   $16,000  (2)             -        -  $10,961 (7)
Executive Vice. . . .  2000  $   151,000   $52,000  (2)    $22,240 (4)       -  $   10,961
President/COO . . . .  1999  $   140,000   $40,000  (2)             -        -  $    8,861

Blaise B. Bettendorf,  2001  $   137,000   $14,000  (2)             -        -  $ 8,451 (8)
Senior Vice . . . . .  2000  $   125,000   $37,000  (2)    $22,240 (4)       -  $    7,795
President/CFO . . . .  1999  $   114,000   $34,000  (2)             -        -  $    7,237

James G. Bagnal, III.  2001  $   140,000   $14,000  (2)             -        -  $ 9,091 (9)
Regional President. .  2000  $94,000 (10)  $30,000  (2)             -   55,125  $    2,836


FOOTNOTES  FOR  PRECEDING  TABLE:

(1)  -     Reflects  bonuses  awarded  for  the  current  year  which  may be paid in the subsequent  year.
(2)  -     Certain  amounts  may have been expended by the Corporation which may have had value  as  a personal benefit to the executive officer.  However, the total value of such perquisites  and  other  personal  benefits for any year presented did not exceed, in the aggregate,  10%  of  the  annual  salary  and  bonus  of  such  executive  officer.
(3)  -     The  value  of restricted stock awards is based on the closing price of common stock  on  the  date  of  each  grant,  rather  than  the  year  end  closing  price.
(4)  -     In 2000, pursuant to the Corporation's Restricted Stock Plan, certain officers were  awarded  2,205  (adjusted  for stock dividends) shares of the Corporation's  common stock.  The awards were granted for nominal consideration and restrictions lapse 20% each year  over  a period of 5 years from the date of the award.  The amount and 2001 year end value  (based  on  the  closing  market  prices  of  $10.00  at December 31, 2001) of all restricted stock held by the Named Executive Officers are:  Mr. Potter held 22,626 shares of  restricted stock, of which 16,777 shares had vested, with a market value of $226,300;
Mr.  Schwiers  held 17,520 shares of restricted stock, of which 12,693 shares had vested, with  a  market  value  of $175,200; and, Ms. Bettendorf held 14,968 shares of restricted stock, of which 10,651 shares had vested, with a market value of $149,700.  Dividends are payable  on  the  restricted  stock  to the extent paid on the Corporation s common stock generally.  If  a  change  in control of the Corporation (as defined in the Plan) were to occur,  the  restricted  stock  would  immediately  vest  in  full.
(5)  -     Option  grants  have  been  adjusted  for  all  5%  stock  dividends  issued.
(6)  -     The amount for 2001 is comprised of (i) $10,400 contributed by the Corporation to  the  Summit  Financial  Corporation 401(k) Plan to match fiscal 2001 pre-tax deferral contributions,  all  of  which was vested; and (ii) $461 of term life insurance premiums, not  generally  available  to  other  employees, paid by the Corporation on behalf of Mr.
Potter.
(7)  -     The amount for 2001 is comprised of (i) $10,500 contributed by the Corporation to  the  Summit  Financial  Corporation 401(k) Plan to match fiscal 2001 pre-tax deferral contributions,  all  of  which was vested; and (ii) $461 in term life insurance premiums, not  generally  available  to  other  employees, paid by the Corporation on behalf of Mr.
Schwiers.
(8)  -     The  amount for 2001 is comprised of (i) $8,054 contributed by the Corporation to  the  Summit  Financial  Corporation 401(k) Plan to match fiscal 2001 pre-tax deferral contributions,  all  of  which was vested; and (ii) $397 in term life insurance premiums, not  generally  available  to  other  employees, paid by the Corporation on behalf of Ms.
Bettendorf.
(9)  -     The  amount for 2001 is comprised of (i) $8,169 contributed by the Corporation to  the  Summit  Financial  Corporation 401(k) Plan to match fiscal 2001 pre-tax deferral contributions, which was partially vested; (ii) $403 in term life insurance premiums, not generally  available to other employees, paid by the Corporation on behalf of Mr. Bagnel;
and (iii) $519 imputed income on the term portion of split-dollar life insurance coverage paid  by  the  Corporation  on  behalf  of  Mr.  Bagnal.
(10) -     Mr. Bagnal joined the Corporation in April 2000.  Compensation received by Mr.
Bagnal  as  reported for 2000 is related to the partial year based on an annual salary of
$130,000.


OPTION  EXERCISE  TABLE

     There were no stock option grants made during 2001. Further, none of the Named Executive Officers exercised any of their vested options during 2001.

     The following table includes the number of shares (adjusted for stock dividends) covered by both exercisable and non-exercisable options as of December 31, 2001. Also reported are the values for in-the-money options, which represent the positive spread between the exercise price of any such existing options and the year-end market price of Summit Financial Corporation common stock.




            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR,
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                             Number of
                                             Securities        Value of
                                             Underlying      Unexercised
                                            Unexercised      In-the-Money
                                            Options/SARs     Options/SARs
                     Number of               at FY-End        at FY-End
                       Shares                 (#) (1)         ($) (2)(3)
                    Acquired on  $ Value    Exercisable/      Exercisable/
Name                  Exercise  Realized   Unexercisable     Unexercisable
-------------------  ---------  --------  ----------------  ---------------

J. Randolph Potter .         -         -     83,153 /   -  $    399,000/   -

James B. Schwiers. .         -         -     83,153 /   -  $    399,000/   -

Blaise B. Bettendorf         -         -     69,752 /   -  $    345,000/   -

James G. Bagnal, III         -         -  11,025 / 44,100  $15,200 / $60,800

(1) - The number of exercisable and unexercisable options have been adjusted for all 5% stock dividends issued.
(2)  -     Values  are  based on the fair market of the common stock on December
31,  2001  ($10.00  as  quoted  on the NASDAQ Small Cap Market), minus the grant price.
(3) - The value of unexercised in-the-money stock options at December 31, 2001 is presented to comply with SEC regulations. The actual amount realized upon any exercise of stock options will depend upon the excess of the fair market value of the common stock over the grant price at the time the stock option is exercised. There is no assurance that the values of unexercised stock options reflected in this table will be realized.


DEFINED  BENEFIT  PLAN

     During 1998, the Corporation established a salary continuation plan pursuant to agreements with certain executives of the Corporation and its bank subsidiary. Under the Salary Continuation Agreements, an executive will be entitled to a stated annual benefit for a period of 20 years (i) upon retirement from the Corporation after attaining the normal retirement age defined in the plan as age 65, or (ii) upon the executive's death or disability, in which case the benefits would be payable immediately to the executive's beneficiary. If the executive's employment is terminated voluntarily or is terminated as a result of a change in control of the Corporation as defined in the agreement, a reduced annual benefit will be payable at the age of 65 pursuant to the early termination terms of the agreement. Mr. Potter, Mr. Schwiers and Ms. Bettendorf have entered into Salary Continuation Agreements with the Corporation that currently provide annual benefits at age 65 of $113,200, $48,500 and $38,400, respectively.


EMPLOYEE  AGREEMENTS

     The Corporation has entered into substantially similar noncompetition, severance, and employment agreements (the "Agreement" individually) with J. Randolph Potter, James B. Schwiers, Blaise B. Bettendorf, and James G. Bagnal, III (each an "Executive"). The Agreement is summarized below, however, this summary is qualified in its entirety by reference to the Agreement itself.

     Under the Agreement, the Executive is given duties and authority typical of similar executives and the Corporation is obligated to pay the Executive an annual salary determined by the Board, such incentive compensation as may become payable to the Executive under the Corporation's bonus plans, and certain other typical executive benefits. The provisions of the Agreement are to continue until such time as the Executive's employment is terminated as provided for in the Agreement. In the event the Executive voluntarily terminates his employment with the Corporation, the Corporation's obligations under the Agreement cease as of the date of such termination and the Executive is subject to a 12 month non-competition provision as defined in the Agreement. In the event that the Corporation shall terminate the Executive's employment without cause (as defined in the Agreement), the Corporation is obligated to continue monthly salary payments for a minimum period of 1 year up to a maximum of 3 years. The Executive is subject to a non-competition provision as defined in the Agreement for the entire period severance payments are made. In the event of termination associated with a change in control as defined by the Agreement, the Executive is entitled to an amount equal to 3 times his annual base pay amount computed and paid over a three-year period as provided for in the Agreement. The Executive is subject to a non-competition provision as defined in the Agreement for a period of up to 3 years while he/she is receiving payments following a change in control.


COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     During 2001, the following persons served on the Executive Committee in its capacity as Compensation Committee: Mr. C. Vincent Brown (Chairman), Mr. John
A. Kuhne (Vice Chairman), Mr. David C. Poole (Secretary), and Mr. Earle Furman. Mr. Allen McIntyre joined the Executive Committee effective February 2002. Mr. Brown is a member of the law firm of Brown, Massey, Evans, McLeod, and Haynesworth, Attorneys at Law, P.AThis firm serves as general counsel for the Corporation and its subsidiaries. This firm receives payment for legal services provided in the normal course of business.

     Certain of the Directors who are members of the Compensation Committee, and members of the immediate family and affiliates of such Directors, have from time to time engaged in banking transactions with the Corporation's subsidiary bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Corporation's subsidiary bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.


                          COMPENSATION COMMITTEE REPORT
                          -----------------------------

     The Executive Committee, exclusive of Mr. Potter, functions as the Compensation Committee of the Board of Directors of the Corporation and the Bank. The Compensation Committee is responsible for establishing, implementing and monitoring all compensation policies of the Corporation and its primary operating subsidiary, Summit National Bank. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Corporation and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of other executive officers of the Corporation and recommends individual compensation levels to the Compensation Committee for their approval.

Compensation  Philosophy
------------------------

     The Compensation Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. Compensation policies must be maintained to promote: 1) the attraction and retention of highly qualified executives; 2) motivation of executives that is related to the performance of the individual and the Corporation; 3) compensation opportunities that are comparable to those offered by peer organizations; 4) current and long-term performance; and 5) a financial interest in the success of the Corporation similar to the interest of its shareholders.

     The Corporation's current compensation plan involves a combination of salary and bonus to reward short-term performance; grants of stock options or restricted stock, both of which vest over five-year periods, to encourage long-term performance; and retirement benefits pursuant to salary continuation agreements with certain officers. These key elements provide a competitive, well-balanced total compensation program that is supportive of the Corporation's strategies and goals.

     The base salary levels and annual bonus incentives of the executive officers are designed to be competitive within the financial services industry and are intended to reflect individual performance and responsibility, as well as annual corporate performance and results. Awards of stock options or restricted stock are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Corporation by enlarging their personal stake in its success through the opportunity to increase their stock ownership in the Corporation. The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interest in the enhancement of shareholder value and focusing on long-term results. In granting stock awards to the executive officers, the Committee takes into account the executive's level of responsibility and the common industry practices among financial institutions of similar size and age.

Compensation  Paid  in  2001
----------------------------

     The Corporation's policy as to compensation of its executive officers, including the CEO, is based upon the level of performance in relation to the responsibilities and accomplishments incident to the individual's job description. In determining compensation, the Committee considers the progress made by the Corporation in laying a foundation for future revenue enhancements, income improvements, growth of the Corporation, quality of the loan portfolio, and growth of shareholder value.

     Compensation paid J. Randolph Potter, Chief Executive Officer and President of the Corporation, and the other named executive officers in 2001 consisted of the following elements: (1) a base salary; (2) a cash bonus; (3) certain perquisites, the total of all which did not exceed 10% of base salary and bonus amounts; (4) premiums paid by the Corporation on behalf of the executives with respect to insurance not generally available to all employees; (5) vested amounts of retirement benefits pursuant to the nonqualified salary continuation agreement for certain officers; and (6) the various forms of other compensation set forth in the Summary Compensation Table above.

     During 2001, total assets of the Corporation grew 9%, average earning assets grew 24%, and net income increased 2% despite reductions in net interest margin related to the dramatic declines in short-term interest rates throughout 2001. Return on average assets and average equity were reported at 1.03% and 11.71%, respectively, and the market value of the Corporation's stock increased 14%. The Corporation's nonperforming assets, past due loans, and net charge-off ratios all remained low in 2001 in comparison to peers as management continues to maintain high loan quality while achieving growth goals.

During the year 2001, the base compensation for Mr. Potter was $235,000. For 2002, Mr. Potter's base compensation was increased 3% to $242,000. Mr. Potter was also awarded a cash bonus (determined on a subjective basis) of $23,000 for the year ended 2001 based on the Corporation's performance in 2001. The Committee assessed that Mr. Potter continues to provide the Corporation with strong leadership in overseeing growth, expansion, profitability improvements, and strategic positioning for both Summit National Bank and Freedom Finance, Inc. Growth achieved has positioned the Corporation for continued increases in the profitability measures discussed above.

     Based upon the factors discussed above, the Compensation Committee continues to believe that Mr. Potter's compensation package as Chief Executive Officer and President of the Corporation appropriately reflects the Corporation's short-term and long-term performance goals.

COMPENSATION  COMMITTEE:
     C.  Vincent  Brown          David  C.  Poole
     John  A.  Kuhne             J.  Earle  Furman,  Jr.


                             STOCK PERFORMANCE GRAPH
                             -----------------------

     The following chart provides a graphic comparison of the cumulative total shareholder return (calculated based upon the stock appreciation) on the common stock of the Corporation for the five year period from December 31, 1996 through December 31, 2001, as compared with the cumulative total return on the NASDAQ Composite Market Index and the NASDAQ Bank Index over the same period. Prior to 2001, the Corporation compared its returns to a selected peer group described below rather than the NASDAQ Bank Index. All cumulative returns assume an initial investment of $100 on December 31, 1996 in each of the Corporation's shares, the NASDAQ Market Index, the NASDAQ Bank Index and the custom peer group and the reinvestment of all dividends.



COMPANY               1996    1997    1998    1999    2000    2001

Summit Financial
Corporation          100.00  178.42  219.65  191.05  154.56  175.44
Nasdaq Bank Index    100.00  152.93  148.57  147.58  159.40  175.34
Nasdaq Composite
Market Index         100.00  122.48  172.68  320.89  193.01  153.15
Previous Custom
Peer Group Index     100.00  161.63  164.89  128.07  127.13  169.25


                               [GRAPHIC  OMITED]

Note  regarding  the  preceding  chart
--------------------------------------
     The  data  related  to the custom peer group  included  in  the  foregoing
graph  was   prepared  by   Media  General  Financial  Services.  Due  to   the
Corporation's size, prior to 2001, the Corporation's selected peer group was publicly traded Southeastern and Mid-Atlantic banks with total assets less than $250 million. The custom peer group was replaced with the NASDAQ Bank Index for the year ended 2001 based on the Corporation's asset growth. As required by SEC regulations, in the year of change both comparative groups have been presented in the graph.

     The following companies are included in the comparative data for 2001 for the previous peer group: Abigail Adams National Bancorporation; Annapolis Bancorporation, Inc.; Bank of South Carolina; Capital Bank Corporation; Central Virginia Bankshares; Community Bankshares; Cowlitz Bancorporation; Dearborn Bancorp Inc.; Eagle Bancorp, Inc.; ECB Bancorp Inc.; First Georgia Holdings; First West Virginia Bancorporation; Great Pee Dee Bancorporation; Premier Community Bankshares; Shore Financial Corporation; Southwest Georgia Financial Corporation; and Union Community Bancorporation.

     The following institutions which were previously in the peer group, no longer meet the criteria for inclusion: Carolina Southern Bank; Century Bancshares, Inc.; Community Financial Corporation; and Golden Isles Financial Holdings.


                          TRANSACTIONS WITH MANAGEMENT
                          ----------------------------

     Certain of the executive officers and Directors of the Corporation, and members of the immediate family and affiliates of such persons, have from time to time engaged in banking transactions with the Corporation' subsidiary bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Corporation' subsidiary bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers, and persons who own more than 10% of the Corporation's common stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of the common stock. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of the reports it received and written representations provided to the Corporation from the individuals required to file the reports, the Corporation believes that, for the year ended December 31, 2001, each of the Corporation's executive officers and Directors has complied with applicable reporting requirements for transactions in Summit Financial Corporation common stock.


                      SHAREHOLDER PROPOSALS AND NOMINATIONS
                      -------------------------------------

     The 2003 Annual Meeting is expected to be held on April 22, 2003. Proposals that shareholders seek to have included in the proxy statement for the Corporation's next Annual Meeting must be received by the Corporation no later than November 21, 2002. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. If any shareholder proposal is received after February 4, 2003, the Corporation's proxies for the 2003 Annual Meeting may exercise discretionary authority with respect to such proposal at the 2003 Annual Meeting without any reference to such proposal being made in the proxy statement for that meeting.


                        INDEPENDENT  PUBLIC  ACCOUNTANTS
                      -------------------------------------

     KPMG LLP has significant experience in bank accounting and auditing and has served as the independent accountants of the Corporation since its organization in 1989. KPMG LLP has advised the Corporation that they are independent, within the meaning of the rules and guidelines of the SEC, the American Institute of Certified Public Accountants, and the Independence Standards Board. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so. The Board of Directors has selected KPMG LLP as the independent public accountants for the Corporation for the year ending December 31, 2002.

AUDIT  FEES

     Aggregate fees paid to KPMG LLP for the audit of the Corporation's annual financial statements for the year ended 2001 and the related reviews of financial statements included in the Corporation's Form 10-Qs for the year 2001 totaled $35,000. There were no out-of-pocket expenses incurred related to the 2001 audit. KPMG LLP did not perform any other services for the Corporation during the year ended December 31, 2001 and the Corporation did not pay any other fees to KPMG LLP. The Audit Committee considered KPMG LLP to be independent with regard to the audit services provided to the Corporation during the year.


                             AUDIT COMMITTEE REPORT
                             ----------------------

     The Audit Committee of the Board of Directors is responsible for, among other things, providing independent, objective oversight of the scope of Summit Financial's internal audit program, the independence of outside accountants, accounting functions and the system of internal controls and procedures, and the adequacy of management's actions with respect to recommendations arising from those auditing activities. The Audit Committee is composed of at least three directors, each of whom is independent under the National Association of Securities Dealers' listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors. Additional responsibilities that are handled by the Audit Committee are also discussed under "Meetings and Committees of the Board of Directors" in this Proxy Statement.

     The Audit Committee reviewed and discussed the audited annual financial statements of the Corporation contained in the 2001 Annual Report on SEC Form 10-K with the Corporation's management and with KPMG LLP, the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61, "Communication With Audit Committees". Based on such review and discussion, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Summit Financial's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT  COMMITTEE:
        Ivan  E.  Block                John  W.  Houser
        T.  Wayne  McDonald            Larry  McKinney


                                  OTHER MATTERS
                                  -------------

     The Board of Directors and management of the Corporation knows of no matters other than those stated above that are to be brought before the 2002 Annual Meeting. However, if any other matter should be presented for consideration and voting at the 2002 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Corporation.

     The Corporation will pay the cost of this proxy solicitation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Summit Financial Corporation common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Corporation or Summit National Bank may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

     The Corporation's Annual Report to Shareholders is included with this Proxy Statement and is being mailed to shareholders of record as of the close of business on March 12, 2002. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Corporation.

     If your Summit Financial Common stock is held in "street name" through a broker or other nominee, only one Annual Report and Proxy Statement may be delivered to multiple shareholders of record located at a shared address. The Corporation will furnish, upon written or verbal request, a separate copy of the Annual Report or Proxy Statement to a shareholder of record located at a shared address that did not receive an individual copy of the document. To request an individual copy of the document, or to request delivery of a single copy of documents for shareholders with a shared address, contact Corporate Secretary, Summit Financial Corporation, Post Office Box 1087, Greenville, South Carolina, 29602.

     A COPY OF THE CORPORATION'S FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 12, 2002 UPON WRITTEN REQUEST TO CORPORATE SECRETARY, SUMMIT FINANCIAL CORPORATION, POST OFFICE BOX 1087, GREENVILLE, SOUTH CAROLINA, 29602.



BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

  /s/  J/  Randolph  Potter

J.  RANDOLPH  POTTER
PRESIDENT  &  CHIEF  EXECUTIVE  OFFICER

March  21,  2002
Greenville,  South  Carolina